EXHIBIT 99-1

FEDERAL INSURANCE COMPANY
Endorsement No.:	5 Bond
Bond Number:	81899936
NAME OF ASSURED: JNL SERIES TRUST

DELETE AN ENDORSEMENT

It is agreed that this Bond is amended by deleting Endorsement Number(s) 1 in its entirety.

This Endorsement applies to loss discovered after 12:01 a.m. on July 9, 2012.

ALL OTHER TERMS AND CONDITIONS OF THIS BOND REMAIN UNCHANGED.

Date: September 20, 2012

ICAP Bond
Form 17-02-5647 (Ed. 11-03)

FEDERAL INSURANCE COMPANY
Endorsement No:	6 Bond
Bond Number:	81899936
NAME OF ASSURED: JNL SERIES TRUST

NAME OF ASSURED ENDORSEMENT

It is agreed that the NAME OF ASSURED in the DECLARATIONS is amended to read as follows:

JNL Series Trust
JNL Variable Fund, LLC
JNL Investors Series Trust
JNL Strategic Income Fund LLC

This Endorsement applies to loss discovered after 12:01 a.m. on July 9, 2012.

ALL OTHER TERMS AND CONDITIONS OF THIS BOND REMAIN UNCHANGED.

Date: September 20, 2012

ICAP Bond
Form 17-02-0949 (Rev. 1-97)	Page 1